EXHIBIT 99.1


                           ILM II SENIOR LIVING, INC.

                           WILL NOT EXTEND FINITE-LIFE

      August 22, 2001, Tyson's Corner, Virginia: ILM II Senior Living, Inc. announced today that at its August 16, 2001 Annual Meeting of Shareholders, the proposal to extend the finite-life corporate existence of ILM II was not approved by its shareholders. ILM II's Articles of Incorporation required holders of a majority of its outstanding shares to approve the proposal. At the Annual Meeting, holders of approximately 30% of ILM II's outstanding shares (which approximated 59% of the total shares represented at the meeting) voted in favor of this proposal. Accordingly, the overall vote was insufficient to approve the extension and as previously reported, pursuant to ILM II's Articles of Incorporation, ILM II will liquidate its properties commencing not later than December 31, 2001.

      For further information, please contact: ILM II toll free at (888)
257-3550.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" BASED ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED AND CERTAIN OF WHICH ARE BEYOND OUR CONTROL. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.